Exhibit 4.3
KIMBERLY-CLARK CORPORATION
DEFINED CONTRIBUTION PLANS TRUST
THIS AGREEMENT, made as of October 1, 1996, by and between KIMBERLY-CLARK CORPORATION, a Delaware corporation, with its principal offices at 351 Phelps Drive, Irving, Texas 75038 (hereinafter referred to as the “Company”), and FIRST TRUST NATIONAL ASSOCIATION, a Minnesota corporation, with its principal offices at 180 East Fifth Street, Saint Paul, MN 55101 (hereinafter referred to as the “Trustee”),
W I T N E S S E T H:
WHEREAS, the Company has adopted the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plans and the Kimberly-Clark Corporation Hourly Employees Incentive Investment Plans (hereinafter referred to individually as the “Salaried Plan” and the “Hourly Plans, “ respectively, and collectively as the “Plans”) for the exclusive benefit of such of its eligible employees and eligible employees of its affiliates and subsidiaries as become participants therein; and
WHEREAS, a Committee (hereinafter referred to as the “IIP Committee”) has been created to administer the Plans pursuant to the terms thereof; and
WHEREAS, the Retirement Trust Committee of the Company (hereinafter referred to as the “Retirement Trust Committee”), which shall be the named fiduciary for the Plans, has the authority to direct the investment of assets held under the Plans; and
WHEREAS, the Company has adopted the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan Trust (the “Salaried Trust”) to hold the assets of the Salaried Plan and the Kimberly-Clark Corporation Hourly Employees Incentive Investment Plan Trust (the “Hourly Trust”) to hold the assets of the Hourly Plan; and
WHEREAS, pursuant to delegation of authority from the Chief Executive Officer, the Retirement Trust Committee appointed First Trust National Association as successor trustee of the Salaried Trust and the Hourly Trust, effective July 1, 1996; and
WHEREAS, the Retirement Trust Committee, pursuant to delegation of authority from the Chief Executive Officer of the Company, has determined that the Salaried Trust and the Hourly Trust shall be merged into a master trust to hold, collectively, the assets of the Salaried Plan and the Hourly Plan, with First Trust National Association acting as trustee thereof, effective as of October 1, 1996; and
WHEREAS, funds have been contributed and additional funds will from time to time be contributed under the Plans, all of which funds, as and when received by the Trustee, will constitute a trust fund to be held for the benefit of the participants under the Plans or their beneficiaries; and

WHEREAS, the Company desires the Trustee to hold, administer, invest and distribute such funds and the Trustee is willing to hold, manage, administer, invest and distribute such funds pursuant to the terms of this Agreement;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee do hereby covenant and agree as follows:
ARTICLE I
Trust Fund
All contributions and other property received by the Trustee in accordance with the Plans, including the sums of money and other property transferred to the Trustee, together with the income therefrom and any other increment thereon (hereinafter referred to as the “Trust Fund”) shall be held, managed, administered, invested, and distributed by the Trustee pursuant to the terms of this Agreement without distinction between principal and income and without liability for the payment of interest thereon. The Trustee shall not be responsible for the collection of any contributions to the Plans.
All transfers to, withdrawals from, and other transactions regarding the Trust Fund shall be conducted in such a way that the proportionate interest in the Trust Fund of each Plan and the fair market value of that interest may be determined at any time. The undivided interest of each Plan shall be debited or credited, as the case may be, for (i) the entire amount of all contributions and loan repayments received on behalf of that Plan, all benefit payments, or expenses attributable solely to that Plan; (ii) its proportionate share of each item of income, gain or loss, and other expenses; and (ii) other transactions attributable to the Trust Fund as a whole. As of each date for which the reports specified in Article IX are provided by the Trustee, the Trustee shall adjust the value of each Plan’s undivided interest in the Trust Fund to reflect the net increase or decrease in such values since the last such date.
ARTICLE II
Distributions and Participant Loans From Trust Fund
Subject to the provisions of Article III hereof, the Trustee shall from time to time at the direction of the IIP Committee or the recordkeeper make distributions and participant loans out of the Trust Fund to such persons, including the IIP Committee or any member thereof, in such manner, in such amounts and for such purposes as may be specified in the direction of the IIP Committee or the recordkeeper, in accordance with those specifications as may be mutually agreed upon by the Company and the Trustee. All promissory notes evidencing participant loans from the Plans shall constitute assets of the Trust Fund and shall be held by the Trustee in a separate fund for such participant loans. The IIP Committee or the recordkeeper shall provide the Trustee with such information as may from time to time be required for the Trustee to exercise its rights under the documents evidencing such participant loans, including but not limited to the occurrence of events of default.
The Trustee shall deduct, withhold and transmit to the proper taxing authorities any such federal and state tax which it may be permitted or required to deduct and withhold in accordance with applicable laws, and the Plan account to be distributed or from which the loan is made in such case shall be correspondingly reduced. The Trustee shall prepare all necessary federal and state tax reporting required on any distribution or participant loan from the Fund, and shall reconcile all federal and state tax withholdings with each Plan’s records, provided that the recordkeeper shall be responsible for preparing, filing, and furnishing to participants all federal and state tax statements (i.e., IRS Form 1099-R or other similar tax form) required on any distribution or participant loan from the Fund, unless otherwise agreed upon in writing by the parties.
If any payment of benefits directed to be made from the Trust Fund by the Trustee is not claimed, the Trustee shall notify the Company of that fact promptly as mutually agreed upon by the Company and the Trustee. The Trustee shall dispose of such payments as the IIP Committee shall direct. The Trustee shall not be liable for any payment made by it in good faith without actual knowledge of the changed status or condition of any recipient thereof.
ARTICLE III
Diversion of Trust Fund
Notwithstanding anything to the contrary contained in this Agreement, or in any amendment hereto, it shall be impossible for any part of the Trust Fund, other than such part as is required to pay taxes and administration expenses, to be used for, or diverted to, purposes other than for the exclusive benefit of the participants under the Plans or their beneficiaries.
In making a distribution upon a direction as authorized herein, the Trustee may accept such direction as a certification that such payment complies with the provisions of this Article and need make no further investigation.
ARTICLE IV
Investment of Trust Fund
Subject to the restrictions set forth in the following paragraphs, the Trustee shall, in its sole discretion, invest and reinvest the Trust Fund in any securities or other property or part interest therein, wherever situated, including specifically obligations or stock of the Company. Such investments shall not be restricted to property and securities of the character authorized for investment by trustees under any present or future state laws.
The Trust Fund shall consist of eleven investment funds: the Money Market Fund, the Stable Income Fund, the KCTC Stable Income Fund (effective January 1, 1997), the Bond Index Fund, the Medium-Term Managed Fund, the Long-Term Managed Fund, the Stock Index Fund, the Growth Stock Fund, the International Index Fund, the K-C Stock Fund, and the SMI Stock Fund.
Money Market Fund
Funds designated by the IIP Committee pursuant to Participant direction for investment in the Money Market Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in short-term obligations issued or fully guaranteed as to the payment of principal and interest by the United States of America or any agency or instrumentality thereof.
Stable Income Fund
Funds designated by the IIP Committee pursuant to Participant direction for investment in the Stable Income Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in investment contracts issued by legal reserve life insurance companies, banks, or other financial institutions; individual or group annuity contracts or insurance policies issued by legal reserve life insurance companies; money market securities; or any combination thereof.
KCTC Stable Income Fund (effective January 1, 1997)
Funds designated by the IIP Committee pursuant to Participant direction for investment in the KCTC Stable Income Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in investment contracts issued by legal reserve life insurance companies, banks, or other financial institutions; individual or group annuity contracts or insurance policies issued by legal reserve life insurance companies; money market securities; or any combination thereof. The assets of the KCTC Stable Income Fund initially shall include those investments held in the Fixed Income Fund of the Kimberly-Clark Tissue Company Investment Plan for Salaried Employees. As those assets mature, it is contemplated that amounts held in the KCTC Stable Income Fund will be invested in the same manner as the Stable Income Fund.
Bond Index Fund
Funds designated by the IIP Committee pursuant to Participant direction for investment in the Bond Index Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in obligations issued or fully guaranteed as to the payment of principal and interest by the United States of America or any agency or instrumentality thereof, investment grade bonds issued by one or more corporations domiciled in the United States, asset-backed securities, mortgage-backed securities, and other similar securities, with the objective to track the Lehman Brothers Aggregate Bond Index, an unmanaged broad-based index which is designed to reflect the composition of the United States bond market and which includes most intermediate and long-term fixed rate bonds in the United States, or such other similar bond index as may be selected by the Retirement Trust Committee from time to time.
Medium-Term Managed Fund
Funds designated by the IIP Committee pursuant to Participant direction for investment in the Medium-Term Managed Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in investments in which the Money Market Fund or Bond Index Fund could invest, as well as a diversified portfolio of common and preferred stocks of corporations and other issues convertible into such common and preferred stocks, which may include growth and income, growth, and/or emerging growth stocks, consistent with the medium-term investment horizon of the fund.
Long-Term Managed Fund
Funds designated by the IIP Committee pursuant to Participant direction for investment in the Long-Term Managed Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in investments in which the Bond Index Fund could invest and money market securities, as well as a diversified portfolio of common and preferred stocks of corporations and other issues convertible into such common and preferred stocks, which may include growth and income, growth, emerging growth, and/or international stocks, consistent with the long-term investment horizon of the fund.
Stock Index Fund
Funds designated by the IIP Committee pursuant to Participant direction for investment in the Stock Index Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in a diversified portfolio of common and preferred stocks of corporations and other issues convertible into such common and preferred stocks, with the objective to track the Standard & Poors (S&P) 500 Stock Index, an unmanaged index which tracks the performance of 500 industrial, transportation, utility, and financial companies whose stocks are public traded, or such other similar stock index as may be selected by the Retirement Trust Committee from time to time.
Growth Stock Fund
Funds designated by the IIP Committee pursuant to Participant direction for investment in the Growth Stock Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in common and preferred stocks of medium to large corporations and other issues convertible into such common and preferred stocks, which may include securities identified as having above average growth potential, and in money market securities.
International Index Fund
Funds designated by the IIP Committee pursuant to Participant direction for investment in the International Index Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in common and preferred stocks of corporations in Europe, Australia, and the Far East, and other issues convertible into such common and preferred stocks, with the objective to track the Morgan Stanley Capital International EAFE Index, an unmanaged market-value weighted index of about 1,000 stocks from Europe, Australia, New Zealand, and the Far East, or such other similar international index as may be selected by the Retirement Trust Committee from time to time.

K-C Stock Fund
Funds designated by the IIP Committee pursuant to Participant direction for investment in the K-C Stock Fund, shall be invested in common stock of the Company, although such may not be a legal investment for trustees under state laws applicable hereto, and short term securities and other similar investments for liquidity. Such stock shall be acquired by the Trustee in the open market, or from private sources (other than officers or directors of the Company); whether to acquire such shares in the open market or to acquire such shares from private sources and the time and prices and the quantities to be acquired shall be within the sole discretion of the Trustee. The Trustee may also acquire such shares through withdrawals, distributions and forfeitures under the Plans, or contributions of shares from participants (including officers and directors) or the Company under the Plan; provided, however, that any shares contributed by the Company shall be from shares held in the treasury of the Company. With respect to the K-C Stock Fund, the Trustee shall exercise or sell any rights to purchase shares of common stock of the Company only as directed by the Retirement Trust Committee. The Trustee shall manage the liquidity of the K-C Stock Fund consistent with guidelines established by the Retirement Trust Committee and communicated to the Trustee.
SMI Stock Fund
Funds may be designated by the IIP Committee for investment by the Trustee in the SMI Stock Fund, subject to the terms and conditions set forth herein. The SMI Stock Fund shall consist of shares of the common stock of Schweitzer-Mauduit International, Inc., a Delaware corporation (“SMI”), distributed to the Plans in connection with the pro rata distribution of 100 percent of the outstanding shares of SMI stock to each holder of record of Company stock on or about November 30, 1995, and such additional shares of SMI stock acquired by the Trustee through dividends or stock splits declared by SMI, as well as short term securities and other similar investments for liquidity. No contributions shall be invested by the Trustee in the SMI Stock Fund, and no transfers shall be made by the Trustee to the SMI Stock Fund, unless otherwise directed by the Retirement Trust Committee. Forfeitures under the Plans with respect to amounts invested in the SMI Stock Fund shall be invested in the K-C Stock Fund, unless otherwise directed by the Retirement Trust Committee. To the extent that it becomes necessary to purchase additional shares of SMI stock to be held in the SMI Stock Fund (e.g., through reinvestment of interest, dividends or other income or cash received from the sale of exchange of securities or other property with respect to the SMI Stock Fund), the Trustee is directed to acquire such stock in the open market, or from private sources (other than officers or directors of the Company); whether to acquire such shares in the open market or to acquire such shares from private sources and the time and prices and the quantities to be acquired shall be within the sole discretion of the Trustee. The Trustee may also acquire such shares through withdrawals and distributions under the Plans. The Trustee shall manage the liquidity of the SMI Stock Funds consistent with guidelines established by the Retirement Trust Committee and communicated to the Trustee.
Any monies of the investment funds comprising the Trust Fund may, to facilitate investment, transfers or distributions hereunder, be invested in short term securities or in other investments commonly referred to as short-term investment funds or facilities (“STIF”).

The Company shall notify the Trustee of contributions designated for investment in each of the above investment Funds in accordance with procedures and within the time periods mutually agreed upon by the Company and the Trustee, and the Trustee shall notify the Investment Managers of such contributions in accordance with procedures and within the time periods established by the Investment Manager or as mutually agreed upon by the Trustee and the Investment Manager. The Company shall transfer such contributions to the Trustee, and the Trustee shall transmit such contributions to the Investment Managers for investment, in accordance with procedures and within the time periods mutually agreed upon by the Company and the Trustee, and as established by the Investment Manager or as mutually agreed upon by the Trustee and the Investment Manager. It is contemplated that the Trustee will transmit funds to the Investment Managers for investment on the same business day of receipt of such funds from the Company, provided that the Company transfers such funds to the Trustee within the time period mutually agreed upon by the Company and the Trustee.
The Trustee is further authorized to hold, for the purpose of administration or distribution thereof, a portion of the Trust Fund uninvested whenever and for so long as is required for the payment in cash of Plans accounts normally expected to mature in the near future; to hold uninvested reasonable amounts of cash whenever it is deemed advisable to do so to facilitate disbursements, pending investments or for other operational reasons; and to deposit the same, without any liability for interest earned thereon, in the banking department of any corporate Trustee serving hereunder or of any other bank, trust company or other financial institution including those affiliated in ownership with the Trustee, notwithstanding the banking department’s or other affiliate’s receipt of “float” from such uninvested cash.
All interest, dividends or other income as well as any cash received from the sale or exchange of securities or other property, produced by each such investment fund shall be reinvested in the same investment fund which produced such interest, dividends and other income.
The Trustee shall make transfers among the investment funds in accordance with the directions of the IIP Committee pursuant to participant direction and may dispose of such investments in any of the investment funds as may be necessary to enable it to make any such transfers.
The Retirement Trust Committee shall have the authority to terminate an investment Fund, to direct that an investment Fund be established, to appoint or terminate the Investment Manager for a fund pursuant to Article VI hereof, to withdraw or limit participation in a particular investment Fund, and to consolidate any separate investment Fund with any other separate investment Fund having the same investment objectives which are established under any other retirement plan or trust of the Company or its affiliates and which are managed by the same Investment Manager, provided that the records of the Trustee shall reflect the relative interests of the separate trusts in such commingled fund.

ARTICLE V
Powers and Authority of Trustee
Subject to the provisions set forth in Article IV, this Article V, and Article VI, the Trustee shall have full power and authority in its sole discretion, to do all acts and to exercise any and all powers which would be lawful for it were it in its own right the actual owner of the Trust Fund, including by way of illustration, but not limitation, the following:
5.1 To purchase or subscribe for any securities or other property and to retain in trust such securities or other property, including but not limited to securities of the Company which are “qualifying employer securities” within the meaning of section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), which are held in the K-C Stock Fund;
5.2 To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held by it.
5.3 To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings, provided that the Trustee shall be indemnified against all reasonable expenses and liabilities sustained by it by reason thereof (including reasonable attorneys’ fees).
5.4 To exercise any conversion privileges and/or subscription right available in connection with any securities or other property at any time held by it; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.
5.5 To enter into a line of credit or establish a credit facility with, or borrow money from, any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust, and to pledge any securities or other property for the repayment of such loan.
5.6 To employ suitable agents, experts and counsel (which may be counsel to the Company) and to pay their reasonable expenses and compensation in accordance with the provisions of Article VII. The Trustee may act in reliance upon the advice, opinions, records, statements, and computations of any agents, experts and counsel, and shall be fully protected in relying in good faith on such advice, opinions, records, statements and computations, except to the extent provided otherwise under ERISA.

5.7 To register any securities held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.
5.8 To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable.
5.9 To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.
5.10 Except as provided in Sections 5.13 and 5.14, to exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held by it at any time.
5.11 Only when and if so directed by the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, to purchase from legal reserve life insurance companies individual and group annuity contracts and insurance policies of such kind and in such amount as the Retirement Trust Committee or the Investment Manager in its discretion may deem proper for the purposes of the Stable Income Fund or KCTC Stable Income Fund, and to use funds of the Stable Income Fund or KCTC Stable Income Fund to maintain such contracts and policies in force. Title to and all rights and privileges under such annuity contracts and insurance policies shall be vested in the Trustee. The Trustee shall have no duty to inquire into the terms and provisions of any such annuity contracts and insurance policies purchased by it upon the direction of the Retirement Trust Committee or the Investment Manager.
5.12 To transfer, at any time and from time to time, such part or all of the investments Funds designated in Article IV to any trust which is invested in property of the kind specified for the respective investment funds, and which is qualified under Section 401(a) and exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), maintained as a medium for the collective investment of funds of pension, profit sharing or other employee benefit trusts, whether maintained by the Trustee or any Investment Manager, including but not limited to (i) THE PLANS AND DECLARATION OF TRUST — FIRST TRUST NATIONAL ASSOCIATION COLLECTIVE AND POOLED INVESTMENT FUNDS FOR EMPLOYEE BENEFIT TRUSTS, (ii) 1995 AMENDED AND RESTATED DECLARATION OF TRUST — AMERCIAN EXPRESS TRUST COLLECTIVE INVESTMENT FUNDS FOR EMPLOYEE BENEFIT TRUSTS, and (iii) such collective investment trust maintained by BARCLAYS GLOBAL INVESTORS, N.A., as amended from time to time, and to withdraw any part or all of the Trust Fund so transferred. The provisions of any such declaration of trust shall be deemed to be a part of this Agreement.
5.13 The Trustee shall vote the common stock of SMI held by the Trustee in the SMI Stock Fund. The Trustee shall also respond to a tender or exchange offer for any or all shares of SMI stock held by the Trustee in the SMI Stock Fund.
5.14 The Trustee shall vote the common stock of the Company held in the K-C Stock Fund, only in accordance with the directions of the IIP Committee. In the event that the IIP Committee informs the Trustee in writing that it is not able to direct the Trustee as to the voting of any non-directed shares of common stock of the Company held in the K-C Stock Fund for which direction has not been received from participants for any reason, then the Trustee shall vote such shares in the same manner and proportion as the shares of common stock of the Company with respect to which it received direction from participants. Each participant under the Plans (or in the event of his death, his beneficiary) shall have the right to direct the Trustee in writing how to respond to a tender or exchange offer for any or all whole shares of common stock of the Company held by the Trustee and attributable to his accounts in the K-C Stock Fund as of the last day of the month preceding such offer. The IIP Committee shall notify each participant (or beneficiary) and exert its best efforts to timely distribute or cause to be distributed to him such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall tender such shares of common stock of the Company as and to the extent so instructed. If the Trustee shall not receive instructions from a participant (or beneficiary) regarding any such tender or exchange offer for such shares of common stock of the Company, such participant or beneficiary shall be deemed to have timely instructed the Trustee not to tender or exchange such shares, and the Trustee shall have no discretion in such matter and shall take no action with respect thereto. With respect to shares of common stock of the Company in the K-C Stock Fund for which the Trustee is not subject to receiving such instruction, whether because such shares are unallocated or as otherwise provided by the Plans or by law, the Trustee shall tender such shares in the same ratio as the number of shares for which it receives instructions to tender bears to the total number of shares for which it is subject to receiving instructions, and shall have no discretion in such matter and shall take no action with respect thereto other than as specifically provided in this sentence. The instructions received by the Trustee from participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of the Company; provided, however, that to the extent necessary for the operation of the Plans, such instructions may be released by the Trustee to a recordkeeper, auditor or other person providing services to the Plans.
The Trustee in the acquisition, disposition and management of investments for or under the Trust may acquire and hold any securities or other property even though the Trustee, in its individual or any other capacity, shall have invested or may thereafter invest, its own or other funds in the same or related securities or other property, the interest, principal or other avails of which may be payable at different rates or different times or may have a different rank or priority; and may acquire and hold any securities or other property even though in connection therewith the Trustee, in its individual or any other capacity, may receive compensation reasonably and customarily due in the course of its regular activities; and may make investments even though the proceeds thereof may directly or indirectly be used to pay off loans made by the Trustee in its individual capacity.

ARTICLE VI
Company Directed or Investment Manager Accounts
Notwithstanding anything in this Agreement to the contrary, the Retirement Trust Committee or any Investment Manager appointed by the Retirement Trust Committee shall have the right from time to time to direct the Trustee with respect to the acquisition, retention, management and disposition of the assets from time to time comprising the Trust Fund (such assets so acquired to be referred to as the “Company Directed” or “Investment Manager Accounts”). The Trustee shall follow all such directions of the Retirement Trust Committee or any Investment Manager appointed by the Retirement Trust Committee and shall have no duty or obligation to review the assets from time to time so acquired, nor to make any recommendations with respect to the investment, reinvestment or retention thereof. Except as otherwise provided in section 5.13 and 5.14 of Article V of this Agreement, the Trustee shall vote the proxies thereon as directed by the Retirement Trust Committee for Company Directed Accounts or any Investment Manager appointed by the Retirement Trust Committee for Investment Manager Accounts. With respect to Company Directed or Investment Manager Accounts, the Trustee shall have no liability to the Company, administrative committee or other authorized person, or any Participant or Beneficiary under the Trust for acting without question on the direction of, or for failure to act in the absence of directions from, the Retirement Trust Committee or any Investment Manager appointed by the Retirement Trust Committee, as applicable. The Trustee shall be indemnified and held harmless from and against any and all liability or expense to which the Trustee shall be subjected by reason of carrying out any directions of the Retirement Trust Committee or any Investment Manager appointed by the Retirement Trust Committee made pursuant to this paragraph, including all expenses reasonably incurred in its defense if the Company fails to provide such defense.
Notwithstanding the foregoing provisions, the Trustee, at the direction of the Retirement Trust Committee or the Investment Manager appointed by the Retirement Trust Committee, shall have the power, right and authority to invest cash balances held by it from time to time which are part of the funds managed by the Retirement Trust Committee or any Investment Manager appointed by the Retirement Trust Committee in investments commonly referred to as short-term investment funds of facilities (“STIF”), and the Trustee, without prior approval or direction, shall have the power, right and authority to sell such short-term investments as may be necessary to carry out the instructions of the Retirement Trust Committee or any Investment Manager appointed by the Retirement Trust Committee with respect to investing the funds managed by the Retirement Trust Committee or any Investment Manager appointed by the Retirement Trust Committee. In addition, pending receipt of the directions from the Retirement Trust Committee, or any Investment Manager appointed by the Retirement Trust Committee, reasonable amounts of cash received by the Trustee may be retained by the Trustee, in its discretion, in cash, without any liability for interest for any funds managed by the Retirement Trust Committee or any Investment Manager appointed by the Retirement Trust Committee.

ARTICLE VII
Taxes and Expenses of Administration
The expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee and other expenses described in Section 5.6 hereof, such compensation to the Trustee as may be agreed upon in writing from time to time between the Company and the Trustee and all other proper charges and disbursements of the Trustee, shall be paid from the Trust Fund in accordance with procedures as are mutually agreed upon by the Company and the Trustee, unless paid by the Company and until so paid shall constitute a charge upon the Fund. Brokerage fees and other direct costs of investment shall be paid by the Trustee out of the Fund to which such costs are attributable. All taxes of any and all kinds whatsoever, including interest and penalties, that may be levied or assessed under existing or future laws upon or in respect of any of the Funds or the income thereof shall be paid from the respective Fund.
Notwithstanding the provisions of Article II hereof, all payments under this Article VII may be made without the approval or direction of the IIP Committee.
ARTICLE VIII
Valuation of Accounts
The Trustee shall value each investment Fund as of the close of each business day (the “Valuation Date”), which valuation shall reflect the then fair market value of the assets comprising such investment Fund (including income accumulations therein). A “business day” shall mean a day in which securities are traded on the New York Stock Exchange. In making such valuations, the Trustee may rely on information supplied by any Investment Manager having investment responsibility over the particular investment Fund, provided however that the Trustee shall be responsible for valuing the K-C Stock Fund and the SMI Stock Fund. The Trustee shall adjust those values provided by each Investment Manager in accordance with procedures which have been mutually agreed upon by the Company and the Trustee to include those Plan expenses (exclusive of investment management and brokerage fees which are applied by the Investment Manager appointed pursuant to Article VI) which are to be charged to the Trust, if any, as designated by the Company, and taking into account any revenue sharing amounts applicable to an investment Fund. The Trustee shall timely transmit the value of each investment Fund on each Valuation Date to the Company and the recordkeeper. The Trustee shall promptly notify the Company and the Plan’s recordkeeper of any error which shall have occurred in the valuation of an investment Fund (regardless of whether such error may be considered material) and, upon notice to the Company, shall promptly correct such error in accordance with procedures which have been mutually agreed upon by the Trustee and the Company.

ARTICLE IX
Accounts of the Trustee
The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder and such other records as the Company shall from time to time direct, and all accounts, books, and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Retirement Trust Committee or the Company. The Trustee shall file with the Retirement Trust Committee, the Company, and the Plan’s recordkeeper from time to time such reports as may be required for the administration of the Plans. No person other than the Company or the Retirement Trust Committee may require an accounting.
ARTICLE X
Reliance on Certificates; Liability of Trustee
The Trustee shall be fully protected in relying upon a certification of the Retirement Trust Committee with respect to any instruction, direction or approval of the Retirement Trust Committee, and upon a certification by a member of the IIP Committee with respect to any instruction, direction or approval of the IIP Committee, and protected also in relying upon a certification of the Company as to the membership of the Retirement Trust Committee or the IIP Committee as it then exists and as to the authority of any person authorized to act for the Retirement Trust Committee or the IIP Committee, and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee.
The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the Retirement Trust Committee or the IIP Committee or any person or entity designated in writing by the Retirement Trust Committee or the IIP Committee, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.
The Trustee shall not be responsible for the proper application of any part of the Trust Fund if distributions are made in accordance with the written directions of the IIP Committee as herein provided, shall not be under any duty to make inquiries as to whether any distribution directed by the IIP Committee is made pursuant to the provisions of the Plans, and shall not be responsible for the adequacy of the Trust Fund to meet and discharge any and all distributions and liabilities under the Plans. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.
No Trustee, or member of the Retirement Trust Committee or member of the IIP Committee shall be liable hereunder except for his or its failure to exercise the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Nothing contained herein shall preclude any member of the Retirement Trust

Committee or any member of the IIP Committee from any indemnification to which he, they or it may be entitled under the Company’s By-Laws or otherwise. No Trustee shall be or become liable for any act or omission of a prior Trustee serving hereunder, it being the purpose and intent that each Trustee shall be liable only for the Trustee’s own acts or omissions during the Trustee’s term of service as Trustee hereunder, except to the extent that liability is imposed under ERISA.
Except as prohibited by law, the Trustee shall be held harmless and indemnified by the Company from and against any and all liabilities, costs, and expenses (including legal fees reasonably incurred by the Trustee in its defense) arising out of any action taken by such Trustee with respect to the Plans or the Fund in carrying out any direction of the Company, the Retirement Trust Committee, the IIP Committee, or other authorized person made in accordance with this Agreement, provided that the Trustee has used reasonable care in carrying out such direction. This indemnification shall continue as to the Trustee after such Trustee ceases to be a Trustee.
The Trustee shall take any and all actions necessary and appropriate to correct any error with respect to the Fund promptly upon discovery or notification of such error, including but not limited to, reimbursement of the Fund or the Company for the cost of correcting such error where the error is caused by the Trustee’s failure to use reasonable care in the performance of its duties under this Agreement and under procedures mutually agreed upon by the Company and the Trustee under this Agreement. The Trustee shall use reasonable diligence to identify any errors with respect to the Fund and shall promptly notify the Company and the Plan’s recordkeeper of such error (regardless of whether the error might be considered material).
ARTICLE XI
Trustee: Removal, Resignation, Successor, etc.
The Trustee may be removed by the Chief Executive Officer of the Company at any time upon thirty days’ notice in writing to the Trustee and the Company, provided that the Trustee may agree to a shorter period. The Trustee may resign at any time upon sixty days’ notice in writing to the Company and the IIP Committee, provided that the Company and the Retirement Trust Committee may agree to a shorter period. Upon such removal or resignation of the Trustee, the Chief Executive Officer of the Company shall appoint a successor trustee or trustees and, upon acceptance of such appointment by the successor trustee or trustees, the Trustee shall assign, transfer, pay over and deliver to such successor trustee or trustees the funds and properties then constituting the Trust Fund.

ARTICLE XII
Amendments
Subject to the first paragraph of Article III, this Agreement may be amended by the Board of Directors of the Company or the Retirement Trust Committee at any time or from time to time and in any manner, and the provisions of any such amendment may be made applicable to the Trust Fund as constituted at the time of the amendment as well as to the part of the Trust Fund subsequently acquired; provided, however, that no such amendment shall increase the duties or change the compensation of the Trustee without its consent. Any such amendment shall be by a written instrument delivered to the Trustee.
Any action permitted to be taken by the Board of Directors of the Company or the Retirement Trust Committee under the foregoing provision may be taken by the IIP Committee if such action
(1)	is required by law, or

(2)	is required by an action of the IIP Committee pursuant to the Plans, or

(3)	is estimated not to increase the annual cost of the Plans by more than the amounts set forth in the Plans.
Any action taken by the Board or IIP Committee shall be made by or pursuant to a resolution duly adopted by the Board or IIP Committee and shall be evidenced by such resolution or by a written instrument executed by such persons as the Board or IIP Committee shall authorize for such purpose.
The IIP Committee shall report to the Chief Executive Officer of the Company by January 31 of each year all action taken by it hereunder during the preceding calendar year.
ARTICLE XIII
Termination
This Agreement and the Trust created hereby may be terminated at any time by the Board of Directors of the Company or the Retirement Trust Committee and upon such termination or upon the dissolution or liquidation of the Company, or in the event that a successor to the Company by operation of law or by the acquisition of its business interests shall not elect to continue the Plans and this Trust, or a successor Trust, the Trust Fund shall be paid out by the Trustee as and when directed by the IIP Committee in accordance with the provisions of Article II hereof. Upon termination of this Trust the Trustee shall first reserve such reasonable amount as it may deem necessary to provide for the payment of any expenses or fees then or thereafter chargeable against the Trust Fund.

ARTICLE XIV
Governing Law; Interpretation
To the extent not prevented by law, this Agreement and the Trust created hereby shall be construed, regulated and administered under the laws of the State of Minnesota. The Trustee may at any time initiate an action or proceedings for the settlement of its accounts or for the determination of any questions of construction which may arise or for instructions, and the only necessary parties defendant to such action shall be the Company and the IIP Committee, except that the Trustee may, if it so elects, bring in as parties defendant any other person or persons.
Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Agreement and not to any particular paragraph or section of this Agreement unless the context clearly indicates to the contrary. The titles given to the various sections of this Agreement are inserted for convenience of reference only and are not part of this Agreement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Agreement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.
ARTICLE XV
Segregation of Trust Fund
Any company which is a subsidiary of the Company may, with the approval of the Board of Directors of the Company by resolution of its own Board of Directors adopt the Trust if such subsidiary shall have adopted the Plans.
Any such subsidiary may at any time segregate from further participation in the Trust under this Trust Agreement. Such subsidiary shall file with the Trustee a document evidencing its segregation from the Trust Fund and its continuance of a trust in accordance with the provisions of the Trust Agreement as though such subsidiary were the sole creator thereof. In such event, the Trustee shall deliver to itself as Trustee of such Trust such part of the Trust Fund as may be determined by the IIP Committee to constitute the appropriate share of the Trust Fund then held in respect of the participating members of such subsidiary. Such former subsidiary may thereafter exercise in respect of such Trust Agreement all the rights and powers reserved to the Company, to the Retirement Trust Committee and to the IIP Committee under the provisions of this Trust Agreement.
In a similar manner, the appropriate share of the Trust Fund determined by the IIP Committee to be then held in respect of employees in any division, plant, location or other identifiable group or unit of the Company or of any subsidiary may be segregated, and the Trustee shall hold such segregated assets in the same manner and for the same purpose as provided above in the event of segregation of a subsidiary and the Company or any successor owner of the segregated unit shall have the rights hereinabove provided for a segregated subsidiary.
The Trustee may, as directed by the IIP Committee, transfer such assets and liabilities of the Trust as determined by the IIP Committee relating to a division, plant, location or other identifiable group or unit of the Company or of any subsidiary, to a trust which is exempt from tax under Section 501(a) of the Code, as constituting a part of a plan intended to qualify under Section 401(a) of the Code.
ARTICLE XVI
Name of Trust
This Trust shall be known as the “Kimberly-Clark Corporation Defined Contribution Plans Trust.”
ARTICLE XVII
Miscellaneous
Any action required or permitted to be taken hereunder by the Board of Directors of the Company may be taken by the Compensation Committee of the Board of Directors or any other duly authorized committee of the Board of Directors designated under the By-Laws of the Company. Any action required or permitted to be taken hereunder by the Company may be taken by any officer of the Company. The Trust is intended to be tax exempt under Section 501(a) as constituting a part of a plan intended to qualify under Section 401(a) respectively, of the Code, and to satisfy the requirements of the ERISA, as these laws may be amended from time to time. Until advised otherwise, the Trustee may conclusively assume that the Plans is qualified under Section 401(a) of the Code, and that this Trust is exempt from federal income tax.
Neither the creation of this Trust nor anything contained in this Agreement shall be construed as giving any person entitled to benefits hereunder or other employee of the Company any equity or other interest in the Trust Fund or in the assets, business, or affairs of the Company.
Neither the Trustee, the Retirement Trust Committee, the IIP Committee, the Company, nor any of its officers, employees, agents, or members of the Board of Directors in any way guarantees the Trust Fund against loss or depreciation nor do they guarantee the payment of any benefit or amount which may become due and payable to any Participant or Beneficiary hereunder.
The Company shall deliver to the Trustee a copy of the Plans and of any amendments thereto for convenience of reference, and the rights, powers and duties of the Trustee shall be governed only by the terms of this Trust Agreement without reference to the provisions of the Plans.
All contributions to the Trust shall be deemed to take place in the State of Minnesota. No contribution shall be subject to process either before or after it is received by the Trustee.

ARTICLE XVIII
Execution
This Agreement shall be executed in any number of counterparts, each one of which shall be deemed to be the original although the others shall not be produced.
IN WITNESS WHEREOF, KIMBERLY-CLARK CORPORATION and FIRST TRUST NATIONAL ASSOCIATION have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

KIMBERLY-CLARK CORPORATION
By:	/s/ L. Robert Frazier
L. Robert Frazier
Assistant Treasurer

FIRST TRUST NATIONAL ASSOCIATION
By:	/s/ Ronald E. Jensen
Ronald E. Jensen
Vice President

By:	/s/ Scott C. Curtiss
Scott C. Curtiss
Vice President

FIRST AMENDMENT
TO
KIMBERLY-CLARK CORPORATION
DEFINED CONTRIBUTION PLANS TRUST
THIS FIRST AMENDMENT, made as of January 1, 1997 (the “Amendment”), to the AGREEMENT by and between KIMBERLY-CLARK CORPORATION (“K-C”) and FIRST TRUST NATIONAL ASSOCIATION (“Trustee”) dated October 1, 1996 (the “Trust Agreement”), known as the KIMBERLY-CLARK CORPORATION DEFINED CONTRIBUTION PLANS TRUST (the “Trust”).
WITNESSETH:
WHEREAS, pursuant to the authority granted under the terms of the Kimberly-Clark Corporation Retirement Contribution Plan (the “Retirement Contribution Plan”) as adopted by the Board of Directors of K-C, the Chief Executive Officer has appointed First Trust National Association to serve as Trustee of the Retirement Contribution Plan and has authorized the addition of the Retirement Contribution Plan to the Trust; and
WHEREAS, pursuant to Section 6.1 of the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan (the “Salaried Plan”), the Chief Executive Officer has appointed American Express Trust Company to serve as Trustee of those assets constituting the KCTC Stable Income Fund under the Trust Agreement;
WHEREAS, it is necessary to amend the Trust Agreement to incorporate the above changes; and
WHEREAS, Article XII of the Trust Agreement provides that the Trust Agreement may be amended at any time, provided that no such amendment shall increase the duties or change the compensation of the Trustee without its consent; and
WHEREAS, by its signature affixed hereto, the Trustee has consented to the changes made by this Amendment;
NOW, THEREFORE; in consideration of the foregoing premises and of the following mutual covenants and agreements, the Trust Agreement is amended as follows:
1. The first WHEREAS clause of the Trust Agreement is amended and restated in its entirety to be and read as follows:
“WHEREAS, the Company has adopted the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan, the Kimberly-Clark Corporation Hourly Employees Incentive Investment Plan, and the Kimberly-Clark Corporation Retirement Contribution Plan (hereinafter referred to individually as the “Salaried Plan,” the “Hourly Plan,” and the “Retirement Contribution Plan, respectively, and collectively as the “Plans”) for the exclusive benefit of such of its eligible employees and eligible employees of its affiliates and subsidiaries as become participants therein; and”

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2. The following new provision is added as the seventh WHEREAS clause to be and read as follows:
“WHEREAS, pursuant to the authority granted under the terms of the Retirement Contribution Plan, the Chief Executive Officer has appointed First Trust National Association to serve as Trustee of the Retirement Contribution Plan and has authorized the addition of the Retirement Contribution Plan to the Trust Fund hereunder, effective January 1, 1997; and”
3. The second paragraph of Article IV is amended by adding a new sentence to the end thereof and is restated in its entirety to be and read as follows:
“The Trust Fund shall consist of eleven investment funds: the Money Market Fund, the Stable Income Fund, the KCTC Stable Income Fund (effective January 1, 1997), the Bond Index Fund, the Medium-Term Managed Fund, the Long-Term Managed Fund, the Stock Index Fund, the Growth Stock Fund, the International Index Fund, the K-C Stock Fund, and the SMI Stock Fund. The KCTC Stable Income Fund and the SMI Stock Fund shall not apply under the Retirement Contribution Plan.”
4. The paragraph of Article IV entitled KCTC Stable Income Fund is amended by adding a new sentence to the end thereof and is restated in its entirety to be and read as follows:
“KCTC Stable Income Fund (effective January 1, 1997)
Funds designated by the IIP Committee pursuant to Participant direction for investment in the KCTC Stable Income Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common or collective trust fund, mutual fund, or other similar investment facility, in investment contracts issued by legal reserve life insurance companies, banks, or other financial institutions; individual or group annuity contracts or insurance policies issued by legal reserve life insurance companies; money market securities; or any combination thereof . The assets of the KCTC Stable Income Fund initially shall include those investments held in the Fixed Income Fund of the Kimberly-Clark Tissue Company Investment Plan for Salaried Employees. As those assets mature, it is contemplated that amounts held in the KCTC Stable Income Fund will be invested in the same manner as the Stable Income Fund. The assets of the KCTC Stable Income Fund shall be held in an Auxiliary Trust pursuant to Section 5.15 hereof.”
5. The following new Section 5.15 is added to the Trust Agreement to be and read as follows:
“5.15 Pursuant to the provisions of Article XI hereof and the respective provisions of the Plans, the Chief Executive Officer may appoint any auxiliary trustee (an “Auxiliary Trustee”) from time to time to hold, maintain and control designated assets of one or more Plans in an auxiliary trust (the “Auxiliary Trust”). The Trustee shall have no duties, obligations, responsibilities, or investment authority with respect to Plan assets which are held by an Auxiliary Trustee, except as otherwise provided in this Section 5.15.

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The Trustee shall follow the directions of the IIP Committee or its designated representative to make transfers from the Trust Fund to the Auxiliary Trust, and accept transfers from the Auxiliary Trust to the Trust Fund, for purposes of reallocations, distributions, withdrawals, loans, and other similar plan transactions. Such transfers shall not constitute diversions under Article III hereof. Notwithstanding the provisions of this Section 5.15, the Trustee shall, upon receipt of funds from the Auxiliary Trust, be responsible for making distributions and loans to Participants and Beneficiaries in accordance with Article II hereof. All directions given by the IIP Committee or its designated representative shall be in writing and the Trustee shall follow and be entitled to rely on such directions. The Trustee shall be under no duty to question, or make inquiries with respect to, any action or direction of the IIP Committee or its designated representative hereunder, or any act or omission of an Auxiliary Trustee with respect to assets transferred from the Trust Fund to the Auxiliary Trustee or otherwise held by the Auxiliary Trustee.
If an Auxiliary Trustee resigns or is removed, the Trustee shall be promptly notified of such resignation or removal and of the appointment of a successor to such Auxiliary Trustee. Upon resignation or removal of an Auxiliary Trustee, the Trustee shall not have, or be deemed to have, any responsibility to manage or control of any asset held by the former Auxiliary Trustee, unless and until such asset is transferred, conveyed or assigned to the Trustee, except as otherwise provided in this Section 5.15.
The Investment Manager for the assets held in the Auxiliary Trust shall provide the Trustee with such information as is necessary for the Trustee to calculate a net asset value for the KCTC Stable Income Fund assets held in the Auxiliary Trust, and the Trustee shall calculate the net asset value in accordance with the provisions of this Agreement, provided that, in making such calculation, the Trustee shall be entitled to rely on the information provided by the Investment Manager and shall be under no duty to make any investigation or inquiry as to any such information.
With respect to the Auxiliary Trust, the Trustee shall have no liability to the Company, administrative committee or other authorized person, or any Participant or Beneficiary under the Trust for acting without question on the direction of, or for failure to act in the absence of directions from, the Auxiliary Trustee or any Investment Manager for the assets held in the Auxiliary Trust. The Trustee shall be indemnified and held harmless from and against any and all liability or expense to which the Trustee shall be subjected by reason of carrying out any directions of the Auxiliary Trustee or any Investment Manager for the assets held in the Auxiliary Trust made pursuant to this paragraph, including all expenses reasonably incurred in its defense if the Company fails to provide such defense.”

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IN WITNESS WHEREOF, KIMBERLY-CLARK CORPORATION and FIRST TRUST NATIONAL ASSOCIATION have caused this Amendment to be executed by their duly authorized officers as of the day and year written above.

KIMBERLY-CLARK CORPORATION
By:	/s/ L. Robert Frazier
L. Robert Frazier
Assistant Treasurer

FIRST TRUST NATIONAL ASSOCIATION
By:	/s/ Ronald E. Jensen
Ronald E. Jensen
Vice President

By:	/s/ Scott C. Curtiss
Scott C. Curtiss
Vice President

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SECOND AMENDMENT
TO
KIMBERLY-CLARK CORPORATION
DEFINED CONTRIBUTION PLANS TRUST
THIS SECOND AMENDMENT, made as of January 1, 1998 (the “Amendment”), to the AGREEMENT by and between KIMBERLY-CLARK CORPORATION (“K-C”) and FIRST TRUST NATIONAL ASSOCIATION (“Trustee”) dated October 1, 1996 (the “Trust Agreement”), known as the KIMBERLY-CLARK CORPORATION DEFINED CONTRIBUTION PLANS TRUST (the “Trust”).
WITNESSETH:
WHEREAS, the Kimberly-Clark Tissue Company Investment Plan for Salaried Employees and the Kimberly-Clark Tissue Company Investment Plan for Hourly Employees (the “KCTC Plans”) will be merged into the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan and the Kimberly-Clark Corporation Hourly Employees Incentive Investment Plan, respectively, and the assets of the KCTC Plans will be added to the Trust effective January 1, 1998; and
WHEREAS, the KCTC Stable Income Fund, along with the Fixed Income Funds under the KCTC Plans, will be merged into the Stable Income Fund as of January 1, 1998; and
WHEREAS, the Auxiliary Agreement between K-C, Kimberly-Clark Tissue Company (herein referred to as “KCTC”), and American Express Trust Company will be terminated effective January 1, 1998 in accordance with its terms; and
WHEREAS, it is necessary to amend the Trust Agreement to incorporate the above changes; and
WHEREAS, Article XII of the Trust Agreement provides that the Trust Agreement may be amended at any time, provided that no such amendment shall increase the duties or change the compensation of the Trustee without its consent; and
WHEREAS, by its signature affixed hereto, the Trustee has consented to the changes made by this Amendment;
NOW, THEREFORE; in consideration of the foregoing premises and of the following mutual covenants and agreements, the Trust Agreement is amended as follows:
1.	The following new provision is added as the second WHEREAS clause of the Trust Agreement to read as follows:

“WHEREAS, the Kimberly-Clark Tissue Company Investment Plan for Salaried Employees are merged into the Salaried Plan, and the Kimberly-Clark Tissue Company Investment Plan for Hourly Employees are merged into the Hourly Plan, as of January 1, 1998, and”

2.	The second paragraph of Article IV is amended to be and read as follows:

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“The Trust Fund shall consist of ten investment funds: the Money Market Fund, the Stable Income Fund, the Bond Index Fund, the Medium-Term Managed Fund, the Long-Term Managed Fund, the Stock Index Fund, the Growth Stock Fund, the International Index Fund, the K-C Stock Fund, and the SMI Stock Fund. The SMI Stock Fund shall not apply under the Retirement Contribution Plan.”

3.	The paragraph of Article IV entitled KCTC Stable Income Fund is hereby deleted.

4.	Section 5.11 is amended to be and read as follows:

“Only when and if so directed by the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, to purchase from legal reserve life insurance companies individual and group annuity contracts and insurance policies of such kind and in such amount as the Retirement Trust Committee or the Investment Manager in its discretion may deem proper for the purposes of the Stable Income Fund, and to use funds of the Stable Income Fund to maintain such contracts and policies in force. Title to and all rights and privileges under such annuity contracts and insurance policies shall be vested in the Trustee. The Trustee shall have no duty to inquire into the terms and provisions of any such annuity contracts and insurance policies purchased by it upon the direction of the Retirement Trust Committee or the Investment Manager.”

5.	Section 5.15 of the Trust Agreement is hereby deleted.
IN WITNESS WHEREOF, KIMBERLY-CLARK CORPORATION and FIRST TRUST NATIONAL ASSOCIATION have caused this Amendment to be executed by their duly authorized officers as of the day and year written above.

KIMBERLY-CLARK CORPORATION
By:	/s/ L. Robert Frazier
L. Robert Frazier
Assistant Treasurer

FIRST TRUST NATIONAL ASSOCIATION
By:	/s/ Joan M. Hinnenkamp
Joan M. Hinnenkamp
Vice President

By:	/s/ Scott C. Curtiss
Scott C. Curtiss
Vice President

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THIRD AMENDMENT
TO
KIMBERLY-CLARK CORPORATION
DEFINED CONTRIBUTION PLANS TRUST
THIS THIRD AMENDMENT, made as of July 15, 2000 (the “Amendment”) to the AGREEMENT by and between KIMBERLY-CLARK CORPORATION (“K-C”) and U.S. BANK (formerly First Trust National Association) (“Trustee”) dated October 1, 1996 (the “Trust Agreement”), known as the KIMBERLY-CLARK CORPORATION DEFINED CONTRIBUTION PLANS TRUST (the “Trust”).
WITNESSETH:
WHEREAS, the Retirement Trust Committee of Kimberly-Clark Corporation has approved the discontinuance of the SMI Stock Fund as an investment option under the Trust, and the addition of a new Small Cap Index Fund, consisting of the Barclays Global Advisors, N.A. Russell 2000 Index Fund, as an investment option under the Trust, effective September 29, 2000; and
WHEREAS, it is necessary to amend the Trust Agreement to incorporate the above changes; and
WHEREAS, Article XII of the Trust Agreement provides that the Trust Agreement may be amended at any time, provided that no such amendment shall increase the duties or change the compensation of the Trustee without its consent; and
WHEREAS, by its signature affixed hereto, the Trustee has consented to the changes made by this Amendment;
NOW, THEREFORE, in consideration of the foregoing premises and of the following mutual covenants and agreements, the Trust Agreement is amended as follows:
1.	The second paragraph of Article IV is amended to be and read as follows:

“The Trust Fund shall consist of ten investment funds: the Money Market Fund, the Stable Income Fund, the Bond Index Fund, the Medium-Term Managed Fund, the Long-Term Managed Fund, the Stock Index Fund, the Growth Index Fund, the Small Cap Index Fund, the International Index Fund, and the K-C Stock Fund.

2.	The thirteenth paragraph of Article IV, entitled SMI Stock Fund is hereby deleted.

3.	A paragraph entitled Small Cap Index Fund is added to Article IV to read as follows:

Small Cap Index Fund

Funds designated by the IIP Committee pursuant to Participant direction for investment in the Small Cap Index Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common collective trust fund, mutual fund, or other similar investment facility, in a diversified portfolio of common and preferred stocks

1

of corporations and other issues convertible into such common and preferred stocks, with the objective to track the Russell 2000 Index, an unmanaged index which tracks the performance of the 2,000 smallest companies in the Russell 3000 Index whose stocks are publicly traded, or such other stock index as may be selected by the Retirement Trust Committee from time to time.
IN WITNESS WHEREOF, KIMBERLY-CLARK CORPORATION and U.S. BANK have caused this Amendment to be executed by their duly authorized officers as of the day and year written above.

KIMBERLY-CLARK CORPORATION
By:	/s/ L. Robert Frazier
L. Robert Frazier
Assistant Treasurer

U.S. BANK
By:	/s/ Joan M. Hinnenkamp
Joan M. Hinnenkamp
Vice President

By:	/s/ Scott C. Curtiss
Scott C. Curtiss
Vice President

2

FOURTH AMENDMENT
TO
KIMBERLY-CLARK CORPORATION
DEFINED CONTRIBUTION PLANS TRUST
THIS FOURTH AMENDMENT, made as of July 16, 2002 (the “Amendment”) to the AGREEMENT by and between KIMBERLY-CLARK CORPORATION and U.S. BANK (formerly First Trust National Association) (“Trustee”) dated October 1, 1996 (the “Trust Agreement”), known as the KIMBERLY-CLARK CORPORATION DEFINED CONTRIBUTION PLANS TRUST (the “Trust”).
WITNESSETH:
WHEREAS, the Retirement Trust Committee of Kimberly-Clark Corporation (the Committee”) approved the discontinuance of the SMI Stock Fund as an investment option under the Trust effective September 29, 2000 and amended the Trust Agreement accordingly;
WHEREAS, due to scrivener error Section 5.13 pertaining to the voting of the SMI Stock Fund was not deleted when the Trust Agreement was amended as indicated above;
WHEREAS, the Committee has approved the discontinuance of the Growth Stock Fund effective as of July 15, 2002;
WHEREAS, the Committee has approved the addition of the Growth Stock Index Fund and the Value Stock Index Fund, effective as of July 16, 2002;
WHEREAS, it is necessary to amend the Trust Agreement to incorporate the above changes;
WHEREAS, Article XII of the Trust Agreement provides that the Trust Agreement may be amended at any time, provided that no such amendment shall increase the duties or change the compensation of the Trustee without its consent; and
WHEREAS, by its signature affixed hereto, the Trustee has consented to the changes made by this Amendment;
NOW, THEREFORE, in consideration of the foregoing premises and of the following mutual covenants and agreements, the Trust Agreement is amended as follows:
1.	Section 5.13 pertaining to the voting of the SMI Stock Fund is deleted, and the remaining sections renumbered accordingly.

2.	The second paragraph of Article IV is amended to read as follows:

“The Trust Fund shall consist of eleven investment funds: the Money Market Fund, the Stable Income Fund, the Bond Index Fund, the Medium-Term Managed Fund, the Long-Term Managed Fund, the Stock Index Fund, the Growth Stock Index Fund, the Small Cap Index Fund, the International Index Fund, the Value Stock Index Fund and the K-C Stock Fund.

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3.	A paragraph entitled Growth Stock Index Fund replaces the paragraph entitled Growth Stock Fund under Article IV to read as follows:

Growth Stock Index Fund

Funds designated by the IIP Committee pursuant to Participant direction for investment in the Growth Stock Index Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common collective trust fund, mutual fund, or other similar investment facility, in a diversified portfolio of common stocks of corporations with the objective to track the Russell 1000 Growth Index, an unmanaged index which tracks the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth rates.

4.	A paragraph entitled Value Stock Index Fund is added to Article IV to read as follows:

Value Stock Index Fund

Funds designated by the IIP Committee pursuant to Participant direction for investment in the Value Stock Index Fund shall be invested at the direction of the Retirement Trust Committee or the Investment Manager appointed pursuant to Article VI, directly or through a common collective trust fund, mutual fund, or other similar investment facility, in a diversified portfolio of common stocks of corporations with the objective to track the Russell 1000 Value Index, an unmanaged index which tracks the performance of those Russell 1000 companies that have relatively high dividend yields and low prices relative to their earnings or book value.
IN WITNESS WHEREOF, KIMBERLY-CLARK CORPORATION and U.S. BANK have caused this Amendment to be executed by their duly authorized officers as of the day and year written above.

KIMBERLY-CLARK CORPORATION
By:	/s/ L. Robert Frazier
L. Robert Frazier
Assistant Treasurer

U.S. BANK
By:	/s/ Michael J. Clark
Michael J. Clark
Vice President

By:	/s/ Michelle Carlson
Michelle Carlson
Assistant Vice President

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FIFTH AMENDMENT
TO
KIMBERLY-CLARK CORPORATION
DEFINED CONTRIBUTION PLANS TRUST
THIS FIFTH AMENDMENT, made as of August 1, 2003 (the “Amendment”) to the AGREEMENT by and between KIMBERLY-CLARK CORPORATION and U.S. BANK NATIONAL ASSOCIATION (formerly First Trust National Association) (“Trustee”) dated October 1, 1996 (the “Trust Agreement”), known as the KIMBERLY-CLARK CORPORATION DEFINED CONTRIBUTION PLANS TRUST (the “Trust”).
WITNESSETH:
WHEREAS, the Retirement Trust Committee of Kimberly-Clark Corporation (the “Committee”) recommended that the Committee (the “IIP/RCP Committee”) for the Kimberly-Clark Corporation Incentive Investment Plan and Retirement Contribution Plan (the “Plans”) add a Self-Directed Brokerage Account as an investment option prior to the 2004 calendar year; and
WHEREAS, the IIP/RCP Committee, at a meeting held on June 10, 2003, amended the Plans to include a Self-Directed Brokerage Account effective as of August 1, 2003;
WHEREAS, it is necessary to amend the Trust Agreement to incorporate the above change;
WHEREAS, Article XII of the Trust Agreement provides that the Trust Agreement may be amended at any time, provided that no such amendment shall increase the duties or change the compensation of the Trustee without its consent; and
WHEREAS, by its signature affixed hereto, the Trustee has consented to the changes made by this Amendment;
NOW, THEREFORE, in consideration of the foregoing premises and of the following mutual covenants and agreements, the Trust Agreement is amended as follows:
1.	The first paragraph of Article II is amended to read as follows:

Subject to the provisions of Article III hereof, the Trustee shall from time to time at the direction of the IIP Committee or the recordkeeper make distributions and participant loans out of the Trust Fund to such persons, including the IIP Committee or any member thereof, in such manner, in such amounts and for such purposes as may be specified in the direction of the IIP Committee or the recordkeeper, in accordance with those specifications as may be mutually agreed upon by the Company and the Trustee; provided, however that participant loans shall not be made from funds allocated to the Self-Directed Brokerage Account (“SDBA”). All promissory notes evidencing participant loans from the Plans shall constitute assets of the Trust Fund and shall be held by the Trustee in a separate fund for such participant loans. The IIP Committee or the recordkeeper shall provide the Trustee with such information as may from time to time be required for the Trustee to exercise its rights under the documents evidencing such participant loans, including but not limited to the occurrence of events of default.

2.	The first and second paragraphs of Article IV are amended to read as follows:

Subject to the restrictions set forth in the following paragraphs, the Trustee shall, in its sole discretion, invest and reinvest the Trust Fund, other than funds transferred by a participant to the SDBA, in any securities or other property or part interest therein, wherever situated, including specifically obligations or stock of the Company. Such investments shall not be restricted to property and securities of the character authorized for investment by trustees under any present or future state laws.

The Trust Fund shall consist of twelve investment funds: the Money Market Fund, the Stable Income Fund, the Bond Index Fund, the Medium-Term Managed Fund, the Long-Term Managed Fund, the Stock Index Fund, the Growth Stock Index Fund, the Small Cap Index Fund, the International Index Fund, the Value Stock Index Fund and the K-C Stock Fund (hereinafter referred to as the “Investment Funds”) and the SDBA.

3.	A paragraph entitled Self-Directed Brokerage Account is added to Article IV to read as follows:

Self-Directed Brokerage Account

Funds designated by the Participant to the SDBA may be invested in securities registered with the Securities and Exchange Commission, including individual stocks of publicly traded companies other than common stock of the Company, bonds, mutual funds, and U.S. government securities acquired on behalf of the Participant by the broker designated by the Retirement Trust Committee through open market purchase or from private sources.

4.	The last six paragraphs of Article IV are amended to read as follows:

Any monies of the Investment Funds may, to facilitate investment, transfers or distributions hereunder, be invested in short term securities or in other investments commonly referred to as short-term investment funds or facilities (“STIF”).

The Company shall notify the Trustee of contributions designated for investment in each of the above Investment Funds in accordance with procedures and within the time periods mutually agreed upon by the Company and the Trustee, and the Trustee shall notify the Investment Managers of such contributions in accordance with procedures and within the time periods established by the Investment Manager or as mutually agreed upon by the Trustee and the Investment Manager. The Company shall transfer such contributions to the Trustee, and the Trustee shall transmit such contributions to the Investment Managers for investment, in accordance with procedures and within the time periods mutually agreed upon by the Company and the Trustee, and as established

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by the Investment Manager or as mutually agreed upon by the Trustee and the Investment Manager. For funds transferred at the direction of the Participant to the SDBA, the Trustee shall transmit such funds to the SDBA broker, in accordance with procedures and within the time periods mutually agreed upon by the Company and the Trustee, and as established by the SDBA broker, or as mutually agreed upon by the Trustee and the SDBA broker. It is contemplated that the Trustee will transmit funds to the Investment Managers for investment on the same business day of receipt of such funds from the Company, provided that the Company transfers such funds to the Trustee within the time period mutually agreed upon by the Company and the Trustee.

The Trustee is further authorized to hold, for the purpose of administration or distribution thereof, a portion of the Trust Fund, other than funds invested in the SDBA, uninvested whenever and for so long as is required for the payment in cash of Plans accounts normally expected to mature in the near future; to hold uninvested reasonable amounts of cash whenever it is deemed advisable to do so to facilitate disbursements, pending investments or for other operational reasons; and to deposit the same, without any liability for interest earned thereon, in the banking department of any corporate Trustee serving hereunder or of any other bank, trust company or other financial institution including those affiliated in ownership with the Trustee, notwithstanding the banking department’s or other affiliate’s receipt of “float” from such uninvested cash.

All interest, dividends or other income as well as any cash received from the sale or exchange of securities or other property, produced by each such Investment Fund shall be reinvested in the same Investment Fund which produced such interest, dividends and other income. All interest, dividends, or other income received from the sale or exchange of securities produced through the SDBA shall be reinvested in the SDBA.

The Trustee shall make transfers among the Investment Fund and SDBA in accordance with the directions of the IIP Committee pursuant to participant direction and may dispose of such investments in any of the Investment Funds or SDBA as may be necessary to enable it to make any such transfers.

The Retirement Trust Committee shall have the authority to terminate an investment fund, to direct that an investment fund be established, to appoint or terminate the Investment Manager for a fund pursuant to Article VI hereof, to withdraw or limit participation in a particular investment fund, and to consolidate any separate investment fund with any other separate investment fund having the same investment objectives which are established under any other retirement plan or trust of the Company or its affiliates and which are managed by the same Investment Manager, provided that the records of the Trustee shall reflect the relative interests of the separate trusts in such commingled fund.

5.	Section 5.12 is amended to read as follows:

To transfer, at any time and from time to time, such part or all of the Investment Funds to any trust which is invested in property of the kind specified for the respective

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Investment Funds, and which is qualified under Section 401(a) and exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), maintained as a medium for the collective investment of funds of pension, profit sharing or other employee benefit trusts, whether maintained by the Trustee or any Investment Manager, including but not limited to (i) THE PLANS AND DECLARATION OF TRUST — U.S. BANK NATIONAL ASSOCIATION COLLECTIVE AND POOLED INVESTMENT FUNDS FOR EMPLOYEE BENEFIT TRUSTS, (ii) 2002 AMENDED AND RESTATED DECLARATION OF TRUST-AMERCIAN EXPRESS TRUST COLLECTIVE INVESTMENT FUNDS FOR EMPLOYEE BENEFIT TRUSTS, and (iii) such collective investment trust maintained by BARCLAYS GLOBAL INVESTORS, N.A., as amended from time to time, and to withdraw any part or all of the Trust Fund so transferred. The provisions of any such declaration of trust shall be deemed to be a part of this Agreement.

6.	A new section 5.13 is inserted to read as follows, and the current section 5.13 is renumbered 5.14.

To appoint Harris Investor Services LLC as the agent of Trustee for the SDBA under the Trust, and the provisions of the Custodial Agent Agreement for Investments Held by Harris Investor Services LLC As Agent to the Trustee of the Kimberly-Clark Corp. Incentive Investment Plan and Retirement Contribution Plan dated October 1, 2003, as amended from time to time, shall be deemed to be a part of this Agreement.

7.	A new section 5.15 is added to read as follows:

The Participant shall vote the proxies for common stock of companies held in the SDBA.

8.	The first paragraph of Article VII is amended to read as follows:

The expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee and other expenses described in Section 5.6 hereof, such compensation to the Trustee as may be agreed upon in writing from time to time between the Company and the Trustee and all other proper charges and disbursements of the Trustee, shall be paid from the Trust Fund in accordance with procedures as are mutually agreed upon by the Company and the Trustee, unless paid by the Company and until so paid shall constitute a charge upon the Fund. Brokerage fees and other direct costs of investment shall be paid by the Trustee out of the Investment Fund to which such costs are attributable; provided, however, that Trustee, recordkeeping and administrative fees shall not be paid from the SDBA. All taxes of any and all kinds whatsoever, including interest and penalties, that may be levied or assessed under existing or future laws upon or in respect of any of the funds or the income thereof shall be paid from the respective fund.

9.	Article VIII is amended to read as follows:

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The Trustee and/or its designated agent shall value each Investment Fund and the SDBA as of the close of each business day (the “Valuation Date”), which valuation shall reflect the then fair market value of the assets comprising such Investment Fund or SDBA (including income accumulations therein). A “business day” shall mean a day in which securities are traded on the New York Stock Exchange. In making such valuations, the Trustee may rely on information supplied by any Investment Manager having investment responsibility over the particular investment Fund, provided however that the Trustee shall be responsible for valuing the K-C Stock Fund. The Trustee shall adjust those values provided by each Investment Manager in accordance with procedures which have been mutually agreed upon by the Company and the Trustee to include those Plan expenses (exclusive of investment management and brokerage fees which are applied by the Investment Manager appointed pursuant to Article VI) which are to be charged to the Trust, if any, as designated by the Company, and taking into account any revenue sharing amounts applicable to an investment Fund. The Trustee shall timely transmit the value of each Investment Fund and SDBA on each Valuation Date to the Company and the recordkeeper. The Trustee shall promptly notify the Company and the Plan’s recordkeeper of any error which shall have occurred in the valuation of an Investment Fund or SDBA (regardless of whether such error may be considered material) and, upon notice to the Company, shall promptly correct such error in accordance with procedures which have been mutually agreed upon by the Trustee and the Company.
IN WITNESS WHEREOF, KIMBERLY-CLARK CORPORATION and U.S. BANK NATIONAL ASSOCIATION have caused this Amendment to be executed by their duly authorized officers as of the day and year written above.

KIMBERLY-CLARK CORPORATION
By:	/s/ L. Robert Frazier
L. Robert Frazier
Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Suzan Huckaby
Suzan Huckaby
Vice President

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